CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 26, 2003, relating to the financial statements and financial highlights which appears in the October 31, 2003 Annual Report to Shareholders of Sentry Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to teh references to us under the headings "Independent Accountants" and "Financial Statements" in such Registration Statement.




Pricewaterhouse Coopers LLP

Milwaukee, Wisconsin
February 23, 2004